UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 29, 2005

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

(609) 514-0300 Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

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Item 1.01               Entry Into a Material Definitive Agreement.

On July 29, 2005, our ultimate parent company, Rockwood Holdings, Inc., adopted the 2005 Amended and Restated Stock Purchase and Option Plan for Rockwood Holdings, Inc. and Subsidiaries (formerly the Amended and Restated 2003 Stock Purchase and Option plan of Rockwood Holdings, Inc. and Subsidiaries) (the “Stock Plan”) and the Short Term Incentive Plan for Rockwood Holdings, Inc. and Subsidiaries (the “Incentive Plan”).  The Stock Plan provides for the grant of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), options that are not incentive stock options, and various other stock-based grants, including the shares of our common stock sold to, and options granted to the directors, executive officers and other key employees of Rockwood Holdings, Inc. and its subsidiaries.  The Incentive Plan provides executive officers and key employees of Rockwood Holdings, Inc. and its subsidiaries with the opportunity to earn competitive compensation directly linked the achievement of certain financial performance measures, payable in cash, or restricted stock units, stock appreciation rights or options awarded under the Stock Plan.

Item 9.01               Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	2005 Amended and Restated Stock Purchase and Option Plan for Rockwood Holdings, Inc. and Subsidiaries

10.2	Short-Term Incentive Plan for Rockwood Holdings, Inc. and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Specialties Group, Inc.
(Registrant)

Date	August 4, 2005	/s/ MICHAEL W. VALENTE
(Signature)*
Michael W. Valente Assistant Secretary

*              Print name and title of the signing officer under his signature.